UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 26, 2012

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania	19612-4662
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

On January 26, 2012, Carpenter Technology Corporation (the “Company”) issued a press release announcing fiscal 2012 second quarter results for the period ended December 31, 2011. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and shall not be deemed to be “filed” for any purpose.

On January 12, 2012, the Company issued a Form 8-K announcing changes to its reportable segments which included certain recasted historical financial information. To further assist in analyzing the previously disclosed recasted historical financial data, pounds sold by segment for selected periods is contained in Exhibit 99.2 to this Form 8-K. The recasted historical financial information included in Exhibit 99.2 to this Form 8-K does not represent a restatement of previously issued financial statements and has no impact on the Company’s historical consolidated financial position, results of operations or cash flows. The information contained in Exhibit 99.2 shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Exchange Act of 1933, as amended.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release regarding earnings, dated January 26, 2012

99.2	Recast supplemental financial information for pounds sold by reportable segment for (i.) the three months ended September 30, 2011, (ii.) the three months ended June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010 and (iii.) each of the years ended June 30, 2011 and 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ K. Douglas Ralph
K. Douglas Ralph
Senior Vice President – Finance and Chief Financial Officer

Date: January 27, 2012